UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 28, 2024

TONIX PHARMACEUTICALS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-36019	26-1434750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Main Street, Chatham, New Jersey 07928

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (862) 904-8182

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TNXP	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 28, 2024, Tonix Pharmaceuticals Holding Corp. (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors (collectively, the “Purchasers”). The Purchase Agreement provides for the sale and issuance by the Company of an aggregate of: (i) 10,766,666 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 3,900,000 shares of Common Stock and (iii) Series E warrants to purchase up to 14,666,666 shares of Common Stock (the “Series E Warrants” and together with the Shares and the Pre-Funded Warrants, the “Securities”). The offering price per Share and accompanying Series E Warrant is $0.30 and the offering price per Pre-Funded Warrant and accompanying Series E Warrant is $0.2999.

The Pre-Funded Warrants are immediately exercisable subject to certain ownership limitations, have an exercise price of $0.0001 per share, and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. The Series E Warrants have an exercise price of $0.33 per share and will be exercisable six months from the date of issuance and expire on the five and a half year anniversary of the date of issuance.

The offering is expected to result in gross proceeds to the Company of up to approximately $4.4 million. The Company intends to use the net proceeds from the offering of securities for working capital and general corporate purposes, as well as for the satisfaction of any portion of the Company’s existing indebtedness.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties, and termination provisions. In the Purchase Agreement, the Company has agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock or file any registration statement or prospectus, or any amendment or supplement thereto for 60 days after the closing date of the offering, subject to certain exceptions. In addition, the Company has agreed not to effect or enter into an agreement to effect any issuance of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock involving a variable rate transaction (as defined in the Purchase Agreement) until 180 days after the closing date of the offering, subject to certain exceptions. Additionally, each of the directors and officers of the Company, pursuant to lock-up agreements, agreed not to sell or transfer any of the Company securities which they hold, subject to certain exceptions, during the 90-day period following the closing of the offering.

On March 28, 2024, the Company also entered into a placement agent agreement (the “Placement Agent Agreement”) with A.G.P./Alliance Global Partners (the “Placement Agent”). Pursuant to the terms of the Placement Agent Agreement, the Placement Agent agreed to use its reasonable best efforts to arrange for the sale of the Securities. The Company will pay the Placement Agent a cash fee equal to 7.0% of the aggregate purchase price paid by any and all Purchasers in connection with the sale of the Securities and will reimburse the Placement Agent for certain of its expenses in an aggregate amount up to $100,000.

The Placement Agent Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions.

At closing, the Company will enter into warrant amendments (each, an “Amendment”, and collectively, the “Amendments”) with certain holders of our Warrants to Purchase Shares of Common Stock, issued August 2023 (the “August Warrants”), Series A Warrants to Purchase Shares of Common Stock, issued October 2023 (the “Series A Warrants”), Series B Warrants to Purchase Shares of Common Stock, issued October 2023 (the “Series B Warrants”), Series C Warrants to Purchase Shares of Common Stock, issued December 2023 (the “Series C Warrants”), and Series D Warrants to Purchase Shares of Common Stock, issued December 2023 (the “Series D Warrants”, and together with the August Warrants, Series A Warrants, Series B Warrants, Series C Warrants and Series D Warrants, the “Existing Warrants”) pursuant to which the Company agreed to amend the exercise price and expiration date of the Existing Warrants.

Pursuant to the Amendments, (A) the exercise price of each Existing Warrant will be amended to $0.33 upon approval by the Company’s stockholders of a proposal to allow the Existing Warrants to become exercisable in accordance with Nasdaq Listing Rule 5635, or as otherwise provided in the Amendment if stockholder approval is not obtained by October 1, 2024, and (B), the termination date for August Warrants to purchase up to an aggregate of 6,950,000 shares will be amended to April 1, 2029; the termination date for Series A Warrants to purchase up to an aggregate of 8,900,000 shares will be amended to April 1, 2029; the termination date for Series B Warrants to purchase up to an aggregate of 8,900,000 shares will be amended to April 1, 2025; the termination date for Series C Warrants to purchase up to an aggregate of 34,824,328 shares will be amended to the earlier of (i) April 1, 2026 and (ii) 10 trading days following notice by the Company to the Series C Warrant holder of the Company’s public announcement of the FDA’s acknowledgement and acceptance of the Company’s NDA relating to TNX-102 SL in patients with Fibromyalgia; and the termination date for Series D Warrants to purchase up to an aggregate of 34,824,328 shares will be amended to April 1, 2029. The other terms of the Existing Warrants will remain unchanged. If stockholder approval is not obtained on or by October 1, 2024, then the Company has agreed to automatically amend the exercise price of the Existing Warrants to the Minimum Price (as defined in Nasdaq Listing Rule 5635(d)) of the Common Stock on October 1, 2024 if and only if the Minimum Price is below the then current exercise price.

The offering is being made pursuant to a registration statement on Form S-3 (File No. 333-266982), which was declared effective by the Securities and Exchange Commission on August 26, 2022, as supplemented by a prospectus supplement dated March 28, 2024.

The Placement Agent Agreement, form of Purchase Agreement, form of Warrant Amendment Agreement, form of Pre-Funded Warrant and form of Series E Warrant, are filed as Exhibits 1.01, 10.01, 10.02, 4.01, and 4.02, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The above descriptions of the terms of the Placement Agent Agreement, Purchase Agreement, Pre-Funded Warrants, Series E Warrants and Warrant Amendment Agreements are qualified in their entirety by reference to such exhibits.

Item 8.01	Other Events.

On March 28, 2024, the Company issued a press release announcing the pricing of the offering on March 28, 2024. A copy of the press release is attached hereto as Exhibits 99.01 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit No.	Description
	1.01	Placement Agent Agreement, dated March 28, 2024, between Tonix Pharmaceuticals Holding Corp. and A.G.P./Alliance Global Partners
	4.01	Form of Pre-Funded Warrant
	4.02	Form of Series E Warrant
	5.01	Opinion of Brownstein Hyatt Farber Schreck, LLP
	5.02	Opinion of Lowenstein Sandler LLP
	10.01	Form of Securities Purchase Agreement
	10.02	Form of Warrant Amendment Agreement
	23.01	Consent of Brownstein Hyatt Farber Schreck, LLP (contained in Exhibit 5.01)
	23.02	Consent of Lowenstein Sandler LLP (contained in Exhibit 5.02)
	99.01	Press Release, dated March 28, 2024
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TONIX PHARMACEUTICALS HOLDING CORP.

Date: March 29, 2024	By:	/s/ Bradley Saenger
Bradley Saenger
Chief Financial Officer